Exhibit 5.1
February 13, 2009
Hill-Rom Holdings, Inc.
1069 State Road 46 East
Batesville, Indiana 47006
Ladies and Gentlemen:
     We have acted as special Indiana counsel to Hill-Rom Holdings, Inc. (the “Company”) in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 1,000,000 shares (the “Shares”) of the Company’s common stock, no par value, authorized for issuance pursuant to the Hill-Rom Holdings, Inc. Employee Stock Purchase Plan (the “Plan”).
     We have examined the originals or copies, certified or otherwise, identified to our satisfaction of (a) the Registration Statement, (b) the Plan, and (c) such corporate records of the Company and such other documents and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed. In our review, we have assumed (i) the genuineness of all signatures on original documents, (ii) the conformity to original documents of all copies submitted to us and (iii) the accuracy and completeness of all corporate and public documents and records made available to us.
     Based upon and subject to the foregoing, we are of the opinion that the issuance of the Shares reserved for issuance under the Plan has been duly authorized and that the Shares, when issued and delivered in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.
     This opinion letter is limited to the current internal laws of the State of Indiana (without giving any effect to the conflict of law principles thereof) and we have not considered, and express no opinion on, the laws of any other jurisdiction. This opinion letter is dated and speaks as of the date of delivery. We have no obligation to advise you or any third parties of changes in law or fact that may hereafter come to our attention, even though legal analysis or legal conclusions contained in this opinion letter may be affected by such changes. This opinion is furnished to you in support of the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above.
Very truly yours,
/s/ BARNES & THORNBURG LLP
Barnes & Thornburg LLP